EXHIBIT 99.1

GSE Announces Appointment of Interim President and CEO

HOUSTON, TX – July 1, 2013 – GSE Holding, Inc. (the “Company” or “GSE”) (NYSE: GSE), a leading global provider of highly engineered geosynthetic containment solutions, today announced that Mark Arnold, its President and CEO will be leaving the Company.  The Company’s Board of Directors has appointed Charles A. Sorrentino, a current member of the Board, as interim President and Chief Executive Officer effective immediately.

Robert C. Griffin, Chairman of the Board of Directors, stated "On behalf of GSE, I want to thank Mark for his valuable service to the Company and wish him every success.”

As interim President and Chief Executive Officer, Mr. Sorrentino will work closely with GSE’s current management team and Board of Directors to oversee the Company's ongoing planned initiatives. The Board of Directors has retained Heidrick & Struggles to undertake a search for a new chief executive officer.

“I want to thank Chuck for agreeing to serve as President and CEO during this interim period.  Having worked with Chuck as a Board member over the last two years, I am confident that he brings the continuity, leadership, business skills, and knowledge of GSE necessary to move the Company forward as we conduct a search for a new chief executive officer,” Mr. Griffin continued.

Mr. Sorrentino retired on January 1, 2012 from Houston Wire & Cable Company, a public company traded on the NASDAQ, where he served as President and Chief Executive Officer for nearly 14 years.  He has more than 30 years of general management experience which bridges the manufacturing, distribution, and construction industries.  He is a two-time finalist for the Ernst and Young Entrepreneur of the Year award and holds a BS in Mechanical Engineering from Southern Illinois University and an MBA from the University of Chicago.

About GSE Holding, Inc.

GSE is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids, and gases for organizations engaged in waste management, mining, water, wastewater, and aquaculture.

GSE has a long history of manufacturing quality geosynthetic lining systems and developing innovative products. The Company's principal products are polyethylene-based geomembranes, geonets, geocomposites, geosynthetic clay liners, concrete protection liners and vertical barriers. GSE manufactures products primarily to line or cap hazardous and non-hazardous waste landfills; contain materials generated in certain mining processes; and contain water, liquid waste and industrial products in ponds, tanks, reservoirs, sewers, and canals. Headquartered in Houston, Texas, USA, GSE maintains sales offices throughout the world and manufacturing facilities in the United States, Chile, Germany, Thailand and Egypt.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give management’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,”

“believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.  The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of future performance, taking into account the information currently available to management.  Important factors that could cause actual results to differ materially from statements included in this press release can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other documents filed with the SEC.  These documents are available in the Investor Relations section of the Company’s website at http://www.gseworld.com.

The Company cannot assure you that it will realize the results or developments it expects or anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way it expects. The forward-looking statements included in this press release are made only as of the date hereof. Management undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.